Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Xylem Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Other	65,233,135.7(2)	n/a	$6,704,063,714.78(3)	.00011020	$738,787.82

Fees Previously Paid	n/a	n/a	n/a	n/a	n/a	n/a		n/a

Carry Forward Securities

Carry Forward Securities	n/a	n/a	n/a	n/a		n/a			n/a	n/a	n/a	n/a

	Total Offering Amounts							$6,704,063,714.78

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$738,787.82

(1)

This registration statement relates to the registration of the estimated maximum number of shares of common stock, par value $0.01 per share, of the registrant Xylem Inc. (“Xylem” and such common stock, “Xylem Common Stock”) issuable upon completion of the merger of Fore Merger Sub, Inc., a wholly owned subsidiary of Xylem (“Merger Sub”), with and into Evoqua Water Technologies Corp. (“Evoqua” and such merger, the “Merger”), with Evoqua as the surviving corporation, described in the joint proxy statement/prospectus contained in this registration statement.

(2)

Represents the maximum number of shares of Xylem Common Stock estimated to be issuable upon the effective time of the Merger. The number of shares of Xylem Common Stock being registered is equal to the product obtained by multiplying (a) 135,902,366 shares of common stock of Evoqua, par value $0.01 per share (“Evoqua Common Stock”), by (b) the exchange ratio in the Merger of 0.48. The number of shares of Evoqua Common Stock set forth in clause (a) of the prior sentence is equal to the sum of (w) 122,253,109 shares of Evoqua Common Stock outstanding as of March 6, 2023, plus (x) 1,546,317 shares of Evoqua Common Stock subject to Evoqua restricted stock units and Evoqua performance stock units outstanding as of March 6, 2023, plus (y) 4,075,228 shares of Evoqua Common Stock subject to Evoqua options outstanding as of March 6, 2023, plus (z) 8,027,712 shares of Evoqua Common Stock that may be issued under the Evoqua equity plans prior to the effective time of the Merger.

(3)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and calculated in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act. The proposed maximum aggregate offering price is solely for the purposes of calculating the registration fee and was calculated based upon the market value of shares of Evoqua Common Stock (the securities to be cancelled in the Merger) in accordance with Rule 457(c) under the Securities Act as follows: the product of (a) $49.33, the average of the high and low prices per share of Evoqua Common Stock on March 6, 2023, as quoted on the New York Stock Exchange, and (b) 135,902,366, the estimated maximum number of shares of Evoqua Common Stock that may be exchanged for the shares of Xylem Common Stock being registered.